Exhibit 99.1


                    Hexcel Reports 2006 Third Quarter Results

                          Third Quarter 2006 Highlights

     --   Sales of $289.1 million up 4.5% year-over-year

     -- Commercial Aerospace sales up 20.1%, Wind Energy up 16.4% over prior year

     -- Net income $15.7 million compared to $1.1 million in the third quarter, 2005

     --   Earnings of $0.16 per diluted common share for the quarter



     STAMFORD, Conn.--(BUSINESS WIRE)--Oct. 25, 2006--Hexcel Corporation (NYSE/PCX: HXL) today reported results for the third quarter of 2006.

     Third Quarter Results

     Net sales for the quarter were $289.1 million, 4.5% higher than the $276.6 million reported for the third quarter of 2005. Quarterly operating income was $25.7 million, after reflecting an accrual for environmental remediation expense of $2.0 million, stock compensation expense of $1.7 million and $1.4 million of business consolidation & restructuring expenses. The tax provision for the quarter was reduced by a $3.6 million release of valuation allowance against a portion of the Company's deferred tax assets related to capital losses. Net income for the quarter was $15.7 million or $0.16 per diluted share compared to net income of $1.1 million in the third quarter of 2005.

     Chief Executive Officer Comments

     Mr. Berges commented, "This was a particularly strong quarter of growth in revenues from the commercial aerospace market. If we exclude the estimated impact of revenues from the A380 program, sales increased approximately 17% year-on-year reflecting our increased production levels across broad based positions with Boeing, Airbus, and manufacturers of engines, nacelles, and smaller aircraft. Industrial sales declined 14% year-on-year despite strong growth in sales of products for wind energy applications due to a 49% fall-off in sales to ballistic applications."

     "The recently announced delay in deliveries of the A380 was certainly a disappointment, but does not reduce the significant potential of this program for Hexcel over the coming years. The detailed production plans of Airbus and its many subcontractors have yet to fully clarify, but we expect limited contribution from the program until 2008. Nevertheless, we still project that our commercial aerospace revenues will continue to grow in 2007 on the strength of Boeing as well as the "other aerospace" customers who represented over 30% of this segment in 2005."

     "Gross margins increased from 21.1% in the third quarter, 2005 to 21.4% this quarter excluding the accrual of $2.0 million for projected additional remediation costs at a former manufacturing site. The incremental gross margin on the year-over-year sales increase was 28.8%, in line with our average performance over the last couple of years."

     Mr. Berges concluded, "We are moving forward with our previously announced plans for the sale of the non-composite portions of our Reinforcements business segment and to consolidate the company into a single operating unit. The result will be a new, lighter, stronger and faster Hexcel with significant competitive advantage in attractive markets."

     Third Quarter 2006 Business Highlights

     Commercial Aerospace

     -- Commercial aerospace sales grew by 19% in constant currency. The growth was driven by the increases in aircraft production in 2006 and 2007 by Boeing, Airbus and other aircraft manufacturers as well as the resultant growth in demand by aircraft engine and nacelle manufacturers.

     -- Sales related to the A380 program declined compared to the second quarter, 2006 as the effect of the push-out in deliveries worked its way though the supply chain, but the decline was slower than originally anticipated when the delays were first announced. Sales to this program have ranged from 5-10% of Hexcel's commercial aerospace revenues in recent quarters.

     -- Hexcel remains focused on the product development and selection requirements related to the new Boeing 787, Boeing 747-8 and Airbus A350 programs. The progress to date related to the Boeing 787 continues to give us confidence that this program will result in Hexcel's best Boeing aircraft as measured by revenue per plane. Hexcel's position on each of these programs will be augmented by the materials it provides for the production of engines and nacelles anticipated to be utilized on these aircraft.

     Industrial

     -- On a constant currency basis, industrial sales for the quarter were down 16% year-on-year due to the decline in revenues from ballistic applications partially offset by growth in other industrial applications.

     -- Wind energy revenues grew 12% in constant currency compared to the prior year despite some customers reporting supply chain difficulties related to mechanical components. Major customers are building manufacturing plants in the U.S. and China to support the expanding global nature of renewable energy markets.

     -- Ballistics revenues continued their decline from the surge levels of 2003 to 2005, down 49% compared to the third quarter, 2005 and 24% compared to the second quarter, 2006. With new personal protection funding recently authorized by Congress, we expect an improved outlook for the end of 2006 and 2007.

     Space & Defense

     -- Space & Defense sales for the quarter showed a modest decline, down 3% in constant currency compared to the third quarter, 2005. The lower revenues were principally a result of inventory corrections from certain rotorcraft customers.

     -- Despite the year-on-year reductions this quarter, the outlook for rotorcraft program related demand remains robust with line rate increases projected in the coming years by many customers.

     Environmental

     -- The Company accrued $2.0 million related to the additional cost now projected to be required to complete the remediation of a former manufacturing plant in New Jersey.

     Business Consolidation & Restructuring

     -- Business consolidation & restructuring expenses in the quarter of $1.4 million primarily related to the planned closure of the Company's Washington, Georgia plant to be completed before the end of 2006. They also reflected expenses related to the planned closure of the Company's Livermore, California plant targeted to occur in the first quarter, 2007. Upon closure, the Company will then demolish the Livermore facility in preparation for the sale of the property.

     Tax

     -- Following the reversal of the majority of the Company's valuation allowance against its U.S. deferred tax assets as of December 31, 2005, the Company provided a full tax provision of $4.2 million of reported pre-tax income in the third quarter, 2006. Cash taxes for the quarter were $1.7 million.

     -- The provision includes the reversal of $3.6 million of the valuation allowance against the Company's U.S. deferred tax assets related to capital losses. The reversal has been made as the probable sale of an asset associated with our portfolio realignment will result in a gain that is expected to utilize this capital loss.

     Total Debt, Net of Cash

     -- Total debt, net of cash remained constant over the last quarter despite higher capital spending related to our carbon fiber expansion. The U.S. elements of the project are now ahead of schedule and the Spanish plant is on schedule. Production trials at the U.S. carbon fiber facilities are now expected to commence before the end of 2006. Hexcel expects to continue its pace of capital investment to support its growth outlook.

     Portfolio Review Update

     -- As previously announced in July, Hexcel is exploring strategic alternatives for portions of its Reinforcement business segment including the ballistic, electronic and architectural product lines. The Company has retained Merrill Lynch & Co. as the Company's financial advisor to assist with the potential disposition of certain of these non-core assets. The process is underway and should be completed within the next six months.

     -- Revenues from Ballistics, Electronics, Architectural and General Industrial weaving applications, the portions of the Reinforcements business segment that we anticipate divesting were $38.8 million for the third quarter, 2006 compared to $52.7 million for the third quarter, 2005. On same basis, revenues for the nine months ended September 30, 2006 were $134.5 million compared to $171.0 million in the third quarter, 2005. In the course of undertaking the potential disposition, revenues associated with the divestiture may change based on the final structure of the transaction(s).

     -- In the event of a sale of some or all of these businesses, the net proceeds will be used to repay debt, strengthening the Company's balance sheet and providing financial flexibility to fund growth investments in advanced composites products.

     -- The Company will incur certain business consolidation and restructuring expenses in the course of consolidating its existing business segments. While progress is being made in developing these actions, they are not yet at a stage where the Company can fully estimate their aggregate cost and benefits.

     -- Later in the fourth quarter, after the completion of the annual planning cycle, Hexcel anticipates providing its 2007 outlook post divestiture as well as details related to any restructuring actions.

     Hexcel will host a conference call at 12:00 P.M. EDT, tomorrow, October 26, 2006 to discuss the portfolio review and the third quarter results, responding to questions. The telephone number for the conference call is (347) 284-6930 and the confirmation code is 6416827. The call will be simultaneously hosted on Hexcel's web site at www.hexcel.com/investors/index.html. Replays of the call will be available on the web site for approximately three days.

     Hexcel Corporation is a leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and composite structures for use in commercial aerospace, space and defense, electronics, and industrial applications.

     Disclaimer on Forward Looking Statements

     This press release contains statements that are forward looking, including statements relating to anticipated trends in constant currency for the market segments the Company serves (including growth in commercial aerospace revenues, the impact of the push-out in initial A380 deliveries, the outlook for revenues from rotorcraft applications and the trend in revenues from military soft body armor applications), the Company's focus on maintaining and improving margins and the timing of potential divestitures. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to changing market conditions, increased competition, product mix, inability to achieve planned manufacturing improvements and cost reductions, conditions in the financial markets and changes in currency exchange rates. Additional risk factors are described in the Company's filings with the SEC. The Company does not undertake an obligation to update its forward-looking statements to reflect future events.


Hexcel Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
---------------------------------------------------------------------
                                                Unaudited
                                    ---------------------------------
                                                       Nine Months
                                     Quarter Ended        Ended
                                      September 30,   September 30,
(In millions, except per share data) 2006     2005    2006    2005
---------------------------------------------------------------------
Net sales                           $ 289.1 $ 276.6  $ 912.1 $ 878.5
Cost of sales                         229.1   218.2    709.3   683.7
---------------------------------------------------------------------

 Gross margin (a)                      60.0    58.4    202.8   194.8
    % Gross Margin                     20.8%   21.1%    22.2%   22.2%

Selling, general and administrative
 expenses (b)                          26.6    26.9     86.1    79.9
Research and technology expenses        6.3     6.0     21.4    19.5
Business consolidation and
 restructuring expenses                 1.4     1.0      5.5     1.8
Other expense, net (c)                    -    15.8        -    15.1
---------------------------------------------------------------------

  Operating income                     25.7     8.7     89.8    78.5
    % Operating Margin                  8.9%    3.1%     9.8%    8.9%


Interest expense, net (d)               6.8     7.4     21.7    26.7
Non-operating expense (e)                 -       -        -    40.9
---------------------------------------------------------------------

 Income before income taxes            18.9     1.3     68.1    10.9
Provision for income taxes              4.2     1.4     23.5     8.6
---------------------------------------------------------------------

  Income (loss) before equity in
   earnings                            14.7    (0.1)    44.6     2.3
Equity in earnings of affiliated
 companies                              1.0     1.2      3.2     2.6
---------------------------------------------------------------------

  Net income                           15.7     1.1     47.8     4.9
Deemed preferred dividends and
 accretion (f)                            -   (11.8)       -   (16.4)
---------------------------------------------------------------------
  Net income (loss) available to
   common shareholders              $  15.7 $ (10.7) $  47.8 $ (11.5)
---------------------------------------------------------------------

Net income (loss) per common share
 (g):

 Basic                              $  0.17 $ (0.17) $  0.51 $ (0.20)
 Diluted                            $  0.16 $ (0.17) $  0.50 $ (0.20)

Weighted-average common shares (g):

 Basic                                 93.7    62.4     93.3    56.9
 Diluted                               95.2    62.4     95.4    56.9
---------------------------------------------------------------------


    (a) Gross margin includes in the third quarter and first nine months of 2006 an accrual for environmental remediation cost of $2.0 million.

    (b) Includes transaction costs of $1.2 million associated with the first quarter 2006 secondary offering. Includes in the third quarter of 2005, $1.9 million of legal fees and expenses associated with the two litigation matters and $1.0 million of transaction costs related to the secondary offering of common shares.

    (c) Relates to an accrual of $15.8 million during the third quarter of 2005 for the settlement of litigation matters. September year-to-date includes an accrual of $16.5 million for the settlement of litigation matters partially offset by a $1.4 million gain on an asset sale.

    (d) The reduction in interest expense reflects the benefits of lower interest rates as a result of the Company's debt refinancing which occurred during the first quarter of 2005. Included in the first quarter of 2005, was an additional expense of $1.0 million, net of interest income, due to the lag between the issuance on February 1, 2005 of the 6.75% senior subordinated notes due 2015 and the partial redemption of the 9.75% senior subordinated notes on March 3, 2005. (Refer to Table F)

    (e) During the first quarter of 2005, we refinanced substantially all of our debt, and as a result recorded a $40.3 million loss on early retirement of debt. This charge consists of tender offer and call premiums of $25.2 million, the write-off of unamortized deferred financing costs and original issuance discounts of $10.3 million, a loss of $3.6 million related to the cancellation of interest rate swap agreements and $1.2 million in transaction costs in connection with the refinancing.

    (f) Includes in the third quarter of 2005, a $10.1 million charge arising from the conversion of mandatorily redeemable convertible preferred stock in connection with the Company's secondary offering of its common stock in August 2005.

    (g) Due to the special items charged during the third quarter of 2005 (see notes (b), (c) and (f) above), the impact of the conversion of the mandatorily redeemable convertible preferred stock, restricted stock units and stock options into shares of common stock in the computation of diluted earnings per share were anti-dilutive for the quarter ended September 30, 2005 and, as such, the basic weighted average common share count of 62.4 million was used in the diluted earnings per share computation. Refer to Table E for further information relating to basic and diluted net income (loss) per share.


Hexcel Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
----------------------------------------------------------------------
                                                 Unaudited
                                      --------------------------------
                                      September             December
                                          30,    June 30,      31,
(In millions, except per share data)     2006      2006       2005
----------------------------------------------------------------------
Assets
Current assets:
Cash and cash equivalents              $   13.0  $     8.8  $    21.0
Accounts receivable, net (a)              187.8      196.1      155.9
Inventories, net                          166.6      160.6      150.4
Prepaid expenses and other current
 assets                                    34.7       35.1       43.0
----------------------------------------------------------------------
Total current assets                      402.1      400.6      370.3

Property, plant and equipment             755.1      721.4      726.0
Less accumulated depreciation            (414.5)    (405.2)    (440.8)
----------------------------------------------------------------------
Net property, plant and equipment         340.6      316.2      285.2

Goodwill and other intangible assets       75.7       75.3       74.7
Investments in affiliated companies        16.5       15.5       14.3
Deferred tax assets                       110.2      111.2      107.8
Other assets                               30.6       32.7       28.3
----------------------------------------------------------------------
Total assets                           $  975.7  $   951.5  $   880.6
----------------------------------------------------------------------

Liabilities and Stockholders' Equity
Current liabilities:
Notes payable and current maturities
 of capital lease obligations          $    5.0  $     5.1  $     3.0
Accounts payable (b)                       92.2       95.6       94.5
Accrued liabilities                        93.8       94.0       98.3
----------------------------------------------------------------------
Total current liabilities                 191.0      194.7      195.8

Long-term notes payable and capital
 lease obligations                        426.8      422.5      416.8
Other non-current liabilities              61.2       59.2       57.3
----------------------------------------------------------------------
Total liabilities                         679.0      676.4      669.9

Stockholders' equity:
Preferred stock, no par value, 20.0
 shares authorized, no shares issued
 or outstanding                               -          -          -
Common stock, $0.01 par value, 200.0
 shares authorized, 95.3 shares issued
 at September 30, 2006 and June 30,
 2006, and 94.1 shares issued at
 December 31, 2005                          1.0        1.0        0.9
Additional paid-in capital                477.3      475.4      455.0
Accumulated deficit                      (174.7)    (190.4)    (222.5)
Accumulated other comprehensive income
 (loss)                                    12.4        8.4       (7.3)
----------------------------------------------------------------------
                                          316.0      294.4      226.1
Less - Treasury stock, at cost, 1.7
 shares at September 30, 2006 and June
 30, 2006, and 1.5 shares at December
 31, 2005                                 (19.3)     (19.3)     (15.4)
----------------------------------------------------------------------
Total stockholders' equity                296.7      275.1      210.7
----------------------------------------------------------------------
Total liabilities and stockholders'
 equity                                $  975.7  $   951.5  $   880.6
----------------------------------------------------------------------


    (a) The third quarter 2006 revenues are seasonally lower due to the European vacation period, resulting in a reduction in accounts receivable as of September 30, 2006.

    (b) Third quarter 2006 accounts payable balances are also seasonally lower due to the European vacation period, resulting from a reduction in raw material purchases in the quarter compared to the second quarter.


Hexcel Corporation and Subsidiaries
Condensed Consolidated Statements
 of Cash Flows                                 Unaudited
======================================================================

                                   Quarter Ended    Nine Months Ended
                                    September 30,     September 30,
(In millions)                      2006     2005      2006     2005
----------------------------------------------------------------------

Cash flows from operating
 activities
Net income                       $   15.7 $    1.1   $  47.8  $   4.9
Reconciliation to net cash
 provided by operating activities:
  Depreciation and amortization      10.3     11.4      33.7     35.5
  Amortization of debt discount
   and deferred financing costs       0.4      0.5       1.3      1.7
  Deferred income taxes               1.3      0.7      12.2      1.0
  Business consolidation and
   restructuring expenses             1.4      1.0       5.5      1.8
  Business consolidation and
   restructuring payments            (2.3)    (0.8)     (5.4)    (1.9)
  Loss on early retirement of
   debt                                 -        -         -     40.9
  Equity in earnings of
   affiliated companies              (1.0)    (1.2)     (3.2)    (2.6)
  Dividends from affiliated
   companies                            -      1.0       1.3      2.1
  Share-based compensation            1.7      0.5       7.6      1.7

Changes is assets and
 liabilities:
  Decrease (increase) in accounts
   receivable                        10.0     14.6     (23.6)   (21.3)
  Increase in inventories            (5.1)    (6.1)    (11.0)   (25.7)
  (Increase) decrease in prepaid
   expenses and other current
   assets                            (1.1)    (1.8)     (0.8)     2.4
  Increase (decrease) in accounts
   payable and accrued
   liabilities                       (0.3)    11.1      (5.6)   (10.0)
  Changes in other non-current
   assets and long-term
   liabilities                          -      1.3      (7.4)     0.4
----------------------------------------------------------------------
 Net cash provided by operating
  activities                         31.0     33.3      52.4     30.9
----------------------------------------------------------------------

Cash flows from investing
 activities
 Capital expenditures               (32.5)   (15.8)    (81.2)   (32.4)
 Deposits for property purchases      0.8        -      (1.1)       -
 Proceeds from the sale of assets       -        -         -      1.4
 Investment in affiliated
  companies                             -        -         -     (7.5)
----------------------------------------------------------------------
 Net cash used for investing
  activities                        (31.7)   (15.8)    (82.3)   (38.5)
----------------------------------------------------------------------

Cash flows from financing
 activities (a)
 Proceeds from 6.75% senior
  subordinated notes                    -        -         -    225.0
 Proceeds from (repayments of)
  senior secured credit Facility
  - revolver, net                     4.9    (25.0)     11.5     10.0
 Proceeds from senior credit
  facility - term B loan                -        -         -    225.0
 Repayments of senior credit
  facility - term B loan             (0.4)       -      (0.9)   (40.0)
 Repayments of 9.75% senior
  subordinated notes                    -        -         -   (285.3)
 Redemption of 7.0% convertible
  subordinated debentures               -        -         -    (19.2)
 Redemption of 9.875% senior
  secured notes                         -        -         -   (125.0)
 Proceeds from (repayments of)
  capital lease obligations and
  other debt, net                    (0.3)    (2.1)      1.0      2.0
 Issuance costs related to debt
  offerings                             -      0.1         -    (12.1)
 Debt retirement costs                  -        -         -    (30.0)
 Activity under stock plans           0.3      4.3      10.7     10.1
----------------------------------------------------------------------
 Net cash provided by (used for)
  financing activities                4.5    (22.7)     22.3    (39.5)
----------------------------------------------------------------------
Effect of exchange rate changes on
 cash and cash equivalents            0.4     (1.0)     (0.4)     2.2
----------------------------------------------------------------------
Net increase (decrease) in cash
 and cash equivalents                 4.2     (6.2)     (8.0)   (44.9)
Cash and cash equivalents at
 beginning of period                  8.8     18.5      21.0     57.2
----------------------------------------------------------------------
Cash and cash equivalents at end
 of period                       $   13.0 $   12.3   $  13.0  $  12.3
----------------------------------------------------------------------

Supplemental Data:
  Cash interest paid             $   10.2 $   10.7   $  23.8  $  37.1
  Cash taxes paid                $    1.7 $    2.7   $   6.4  $   9.6
----------------------------------------------------------------------

    (a) In the first quarter, 2005 we refinanced most of our debt capital. See our 2005 Annual Report on Form 10-K for details.



Net Sales to Third-Party Customers by Market Segment

Quarters Ended September 30, 2006 and 2005       (Unaudited)   Table A
----------------------------------------------------------------------
(In millions)                 As Reported       Constant Currency (a)
----------------------------------------------------------------------
                                                  FX
                                         B/(W) Effect           B/(W)
Market Segment             2006    2005    %      (b)     2006    %
----------------------------------------------------------------------
   Commercial Aerospace $ 149.9 $ 124.8   20.1   $ 1.6  $148.3   18.8
   Industrial              76.5    88.7  (13.8)    1.8    74.7  (15.8)
   Space & Defense         50.0    50.7   (1.4)    0.7    49.3   (2.8)
   Electronics             12.7    12.4    2.4     0.1    12.6    1.6
----------------------------------------------------------------------
Consolidated Total      $ 289.1 $ 276.6    4.5   $ 4.2  $284.9    3.0
----------------------------------------------------------------------
Consolidated % of Net
 Sales                      %       %                      %
----------------------------------------------------------------------
   Commercial Aerospace    51.8    45.1                   52.1
   Industrial              26.5    32.1                   26.2
   Space & Defense         17.3    18.3                   17.3
   Electronics              4.4     4.5                    4.4
----------------------------------------------------------------------
Consolidated Total        100.0   100.0                  100.0
----------------------------------------------------------------------


Nine Months Ended September 30, 2006 and 2005  (Unaudited)     Table B
----------------------------------------------------------------------
(In millions)                 As Reported       Constant Currency (a)
----------------------------------------------------------------------
                                                  FX
                                         B/(W) Effect           B/(W)
Market Segment             2006    2005    %      (b)      2006   %
----------------------------------------------------------------------
   Commercial Aerospace $ 463.3 $ 399.9   15.9  $ (1.6)  $464.9  16.3
   Industrial             252.8   280.3   (9.8)   (2.3)   255.1  (9.0)
   Space & Defense        156.2   153.7    1.6    (0.8)   157.0   2.1
   Electronics             39.8    44.6  (10.8)   (0.2)    40.0 (10.3)
----------------------------------------------------------------------
Consolidated Total      $ 912.1 $ 878.5    3.8  $ (4.9)  $917.0   4.4
----------------------------------------------------------------------
Consolidated % of Net
 Sales                      %       %                       %
----------------------------------------------------------------------
   Commercial Aerospace    50.8    45.5                    50.7
   Industrial              27.7    31.9                    27.8
   Space & Defense         17.1    17.5                    17.1
   Electronics              4.4     5.1                     4.4
----------------------------------------------------------------------
Consolidated Total        100.0   100.0                   100.0
----------------------------------------------------------------------


Latest Twelve Months ("LTM") Ended September 30,  (Unaudited)   Table
 2006 and 2005                                                     C
----------------------------------------------------------------------
(In millions)                 As Reported       Constant Currency (a)
----------------------------------------------------------------------
                                                  FX
                           LTM      LTM   B/(W) Effect    LTM   B/(W)
Market Segment            2006     2005     %     (b)    2006     %
----------------------------------------------------------------------
   Commercial Aerospace $  592.8 $  520.8  13.8 $ (4.1)$  596.9  14.6
   Industrial              338.3   371.6  (9.0)  (5.2)   343.5  (7.6)
   Space & Defense         211.8    204.0   3.8   (2.2)   214.0   4.9
   Electronics              52.1     58.5 (10.9)  (0.4)    52.5 (10.3)
----------------------------------------------------------------------
Consolidated Total      $1,195.0 $1,154.9   3.5 $(11.9)$1,206.9   4.5
----------------------------------------------------------------------
Consolidated % of Net
 Sales                      %        %                     %
----------------------------------------------------------------------
   Commercial Aerospace     49.6     45.1                  49.5
   Industrial               28.3     32.2                  28.5
   Space & Defense          17.7     17.7                  17.7
   Electronics               4.4      5.0                   4.3
----------------------------------------------------------------------
Consolidated Total         100.0    100.0                 100.0
----------------------------------------------------------------------


    (a) To assist in the interpretation of the Company's net sales trend, the value of total net sales and sales by market for the quarter, nine months and the latest twelve months ended September 30, 2006 have been estimated using the same U.S. dollar, British pound and Euro exchange rates as applied for the respective periods in the prior year and are referred to as "constant currency" sales.

    (b) FX effect is the estimated impact on "as reported" net sales due to changes in foreign currency exchange rates.


Hexcel Corporation and Subsidiaries
Segment Data                                               Table D
----------------------------------------------------------------------
                                       Unaudited
                 -----------------------------------------------------

                                                 Corporate
                 Reinforce-                       & Other
(In millions)      ments    Composites Structures    (a)      Total
----------------------------------------------------------------------

Third Quarter 2006
----------------------------------------------------------------------
  Net sales to
   external
   customers      $   59.2   $   201.4   $  28.5  $      -   $  289.1
  Intersegment
   sales              31.1         6.8         -         -       37.9
----------------------------------------------------------------------
    Total sales       90.3       208.2      28.5         -      327.0

  Operating
   income (loss)       7.5        25.0       3.6     (10.4)(b)   25.7
  Depreciation
   and
   amortization        2.8         7.1       0.4         -       10.3
  Business
   consolidation
   and
   restructuring
   expenses            1.1         0.3         -         -        1.4
  Capital
   expenditures
   and deposits
   for property
   purchases           1.7        27.9       1.4       0.7       31.7
----------------------------------------------------------------------

Third Quarter 2005
----------------------------------------------------------------------
  Net sales to
   external
   customers      $   69.4   $   186.8   $  20.4  $      -   $  276.6
  Intersegment
   sales              29.2         6.3         -         -       35.5
----------------------------------------------------------------------
    Total sales       98.6       193.1      20.4         -      312.1

  Operating
   income (loss)       9.2        23.6       1.6     (25.7)(c)    8.7
  Depreciation
   and
   amortization        3.4         7.4       0.5       0.1       11.4
  Business
   consolidation
   and
   restructuring
   expenses              -         1.0         -         -        1.0
  Capital
   expenditures        1.3        13.2       0.1       1.2       15.8
----------------------------------------------------------------------


First Nine Months 2006
----------------------------------------------------------------------
  Net sales to
   external
   customers      $  194.2   $   638.9   $  79.0  $      -   $  912.1
  Intersegment
   sales             103.4        21.6         -         -      125.0
----------------------------------------------------------------------
    Total sales      297.6       660.5      79.0         -    1,037.1

  Operating                                                (b)
   income (loss)      22.4        87.5       9.8     (29.9)(d)   89.8
  Depreciation
   and
   amortization       10.4        21.9       1.3       0.1       33.7
  Business
   consolidation
   and
   restructuring
   expenses            4.2         1.4         -      (0.1)       5.5
  Capital
   expenditures
   and deposits
   for property
   purchases           5.4        72.2       2.2       2.5       82.3
----------------------------------------------------------------------

First Nine Months 2005
----------------------------------------------------------------------
  Net sales to
   external
   customers      $  223.5   $   596.0   $  59.0  $      -   $  878.5
  Intersegment
   sales              98.7        18.8         -         -      117.5
----------------------------------------------------------------------
    Total sales      322.2       614.8      59.0         -      996.0

  Operating
   income (loss)      32.9        83.1 (e)   4.9     (42.4)(f)   78.5
  Depreciation
   and
   amortization       10.6        23.4       1.4       0.1       35.5
  Business
   consolidation
   and
   restructuring
   expenses              -         1.8         -         -        1.8
  Capital
   expenditures        3.6        27.3       0.1       1.4       32.4
----------------------------------------------------------------------


    (a) The Company does not allocate corporate expenses to its business segments.

    (b) Includes an accrual for environmental remediation cost of $2.0 million

    (c) Includes a litigation settlement expense of $15.8 million, $1.9 million in related legal fees and expenses and $1.0 million in transaction costs related to the secondary offering of common shares.

    (d) Includes transaction costs of $1.2 million associated with the first quarter 2006 secondary offering.

    (e) Includes a gain on sale of assets of $1.4 million for the nine months ended September 30 2005.

    (f) Includes accruals for litigation settlements of $16.5 million, $2.4 million in legal fees and expenses related to the third quarter settlements, and $1.0 million in transaction costs related to the secondary offering of common shares.


Hexcel Corporation and Subsidiaries                            Table E
Schedule of Net Income (Loss) Per Common Share
----------------------------------------------------------------------
                                                 Unaudited
                                     ---------------------------------

                                                        Nine Months
                                      Quarter Ended         Ended
                                       September 30,   September 30,
(In millions, except per share data)    2006    2005     2006    2005
----------------------------------------------------------------------

Basic net income (loss) per common
 share:
Net income                           $  15.7  $  1.1  $  47.8 $   4.9
Deemed preferred dividends and
 accretion                                 -   (11.8)       -   (16.4)
----------------------------------------------------------------------
  Net income (loss) available to
   common shareholders               $  15.7  $(10.7) $  47.8 $ (11.5)
----------------------------------------------------------------------

  Weighted average common shares
   outstanding                          93.7    62.4     93.3    56.9

Basic net income (loss) per common
 share                               $  0.17  $(0.17) $  0.51 $ (0.20)
----------------------------------------------------------------------

Diluted net income (loss) per common
 share:
Net income                           $  15.7  $  1.1  $  47.8 $   4.9
Deemed preferred dividends and
 accretion                                 -   (11.8)       -   (16.4)
----------------------------------------------------------------------
Net income (loss) available to common
 shareholders                        $  15.7  $(10.7) $  47.8 $ (11.5)
Plus: Deemed preferred dividends and
 accretion                                 -       -        -       -
----------------------------------------------------------------------
  Net income available to common
   shareholders plus assumed
   conversions                       $  15.7  $(10.7) $  47.8 $ (11.5)
----------------------------------------------------------------------

Weighted average common shares
 outstanding - Basic                    93.7    62.4     93.3    56.9

Plus incremental shares from assumed
 conversions:
  Restricted stock units                 0.2       -      0.4       -
  Stock options                          1.3       -      1.7       -
  Convertible preferred stock              -       -        -       -
----------------------------------------------------------------------
  Weighted average common shares
   outstanding-Dilutive (a)             95.2    62.4     95.4    56.9
----------------------------------------------------------------------

Diluted net income (loss) per common
 share                               $  0.16  $(0.17) $  0.50 $ (0.20)
----------------------------------------------------------------------


    (a) As a result of certain special items charged during the third quarter of 2005, the impact of the conversion of the mandatorily redeemable convertible preferred stock, restricted stock units and stock options into shares of common stock in the computation of diluted earnings per share were anti-dilutive for the quarter ended September 30, 2005 and, as such, the basic weighted average common share count of 62.4 million was used in the diluted earnings per share computation. Had we not incurred the aforementioned charges, the Company would have calculated diluted earnings per share for the quarter ended September 30, 2005 based on a diluted weighted average share count of 95.6 million.

    As a result of the special items charged during the third quarter of 2005 as well as the refinancing expense incurred during the first quarter of 2005, the impact of the conversion of the mandatorily redeemable convertible preferred stock, restricted stock units and stock options into shares of common stock in the computation of diluted earnings per share were anti-dilutive for the nine month period ended September 30, 2005. As such, the basic weighted average common share count of 56.9 million was used in the diluted earnings per share computation. Had we not incurred these charges during the first quarter and third quarter of 2005, the Company would have calculated diluted earnings per share based on a diluted weighted average share count of 94.8 million.


Hexcel Corporation and Subsidiaries                            Table F
Schedule of Interest Expense
----------------------------------------------------------------------
                                                  Unaudited
                                       -------------------------------
                                                        Nine Months
                                        Quarter Ended       Ended
                                        September 30,   September 30,
(In millions)                           2006   2005     2006   2005
----------------------------------------------------------------------

Interest on debt instruments           $  7.3  $ 6.8   $ 21.9  $ 24.2
Capitalized interest                     (1.1)     -     (2.3)      -
Banking, commitment and other fees        0.2    0.2      0.8     0.9
Amortization of financing costs and
 discounts (non-cash)                     0.4    0.4      1.3     1.6
----------------------------------------------------------------------
Interest Expense                       $  6.8  $ 7.4   $ 21.7  $ 26.7
----------------------------------------------------------------------




Hexcel Corporation and Subsidiaries
Reconciliation of GAAP and Non-GAAP Measures

                                                               Table G
----------------------------------------------------------------------
                                                        Unaudited
                                                    ------------------
                                                      Quarter Ended
                                                      September 30,
(In millions)                                         2006     2005
----------------------------------------------------------------------

GAAP operating income                               $   25.7 $    8.7
- Environmental remediation cost                         2.0        -
- Business consolidation & restructuring expenses        1.4      1.0
- Litigation settlement expense                            -     15.8
- Legal fees and expenses related to litigation
 settlements                                               -      1.9
- Secondary offering transaction costs                     -      1.0
                                                     -------- --------
Non-GAAP operating income                           $   29.1 $   28.4
                                                     ======== ========

Includes
----------------------------------------------------
- Stock compensation expense                        $    1.7 $    0.5
----------------------------------------------------------------------


                                                               Table H
----------------------------------------------------------------------
                                                 Unaudited
                                       -------------------------------
                                       September            December
                                           30,    June 30,     31,
(In millions)                            2006      2006       2005
----------------------------------------------------------------------

Notes payable and current maturities of
 capital lease obligations              $    5.0   $   5.1   $    3.0
Long-term notes payable and capital
 lease obligations                         426.8     422.5      416.8
----------------------------------------------------------------------
Total debt                                 431.8     427.6      419.8
Cash and cash equivalents                   13.0       8.8       21.0
----------------------------------------------------------------------
Total debt, net of cash                 $  418.8   $ 418.8   $  398.8
----------------------------------------------------------------------


     Management believes that operating income before business consolidation and restructuring and other special items, which is a non-GAAP measurement, is meaningful to investors because it provides a view of the Company with respect to ongoing operating results. In addition, management believes that total debt, net of cash, which is also a non-GAAP measure, is an important measure of the Company's liquidity. Such non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

    CONTACT: Hexcel Corporation
             Investors:
             Stephen C. Forsyth, 203-969-0666 ext. 425 stephen.forsyth@hexcel.com or
             Media:
             Michael Bacal, 203-969-0666 ext. 426
             michael.bacal@hexcel.com